JOHN HANCOCK FUNDS III
AMENDMENT TO ADVISORY AGREEMENT
     AMENDMENT made this 6th day of December, 2011 to the Advisory Agreement dated July 1, 2009 (the “Agreement”), as amended, between John Hancock Funds III, a Massachusetts business trust (the “Trust”), and John Hancock Investment Management Services, LLC, a Delaware limited liability company. In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, which relates to Section 4 of the Agreement, “Compensation of Adviser,” is hereby amended and restated to
     (a) add the following series of the Trust, as shown in Appendix A hereto:
John Hancock Strategic Growth Fund
     (b) remove the following series of the Trust, as shown in Appendix A hereto:
John Hancock Classic Value Mega Cap Fund
John Hancock U.S. Core Fund
John Hancock Value Opportunities Fund
John Hancock Growth Opportunities Fund
2. EFFECTIVE DATE
     This Amendment shall become effective as of date first mentioned above.
3. DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4. OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

JOHN HANCOCK FUNDS III, on behalf of its series listed in Appendix A to this Amendment
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	/s/ Andrew G. Arnott
Andrew G. Arnott
Executive Vice President and Chief Investment Officer

APPENDIX A

	First	Next	Next	Next	Excess over
	$500 million	$500 million	$500 million	$1 billion	$2.5 billion
	of Net	of Net	of Net	of Net	of Net
Fund	Assets	Assets	Assets	Assets	Assets
John Hancock Disciplined Value Fund	0.750%	0.725%	0.700%	0.675%	0.650%

	First	Next	Next	Next	Excess over
	$500 million	$500 million	$500 million	$1 billion	$2.5 billion
Fund	of Net Assets	of Net Assets	of Net Assets	of Net Assets	of Net Assets
John Hancock Disciplined Value Mid Cap Fund	0.800%	0.775%	0.750%	0.725%	0.700%

	First	Next	Excess over
	$500 million	$500 million	$1 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Global Shareholder Yield Fund	0.875%	0.850%	0.800%

	First	Next				Excess
	$100	$900	Next	Next	Next	over
	million	million	$1 billion	$1 billion	$1 billion	$4 billion
	of	of	of	of	of	of
	Aggregate	Aggregate	Aggregate	Aggregate	Aggregate	Aggregate
Fund	Net Assets	Net Assets	Net Assets	Net Assets	Net Assets	Net Assets
John Hancock International Core Fund[1]	0.920%	0.895%	0.880%	0.850%	0.825%	0.800%

[1]	For purposes of determining Aggregate Net Assets, the net assets of: the International Core Fund, a series of John Hancock Funds III and the International Core Trust, a series of John Hancock Trust, are included.

	First	Next				Excess
	$100	$900	Next	Next	Next	over
	million	million	$1 billion	$1 billion	$1 billion	$4 billion
	of	of	of	of	of	of
	Net	Net	Net	Net	Net	Net
Fund	Assets	Assets	Assets	Assets	Assets	Assets
John Hancock International Growth Fund	0.920%	0.895%	0.880%	0.850%	0.825%	0.800%

	First	Next				Excess
	$100	$900	Next	Next	Next	over
	million	million	$1 billion	$1 billion	$1 billion	$4 billion
	of	of	of	of	of	of
	Net	Net	Net	Net	Net	Net
Fund	Assets	Assets	Assets	Assets	Assets	Assets
John Hancock International Value Equity Fund	0.900%	0.875%	0.850%	0.825%	0.800%	0.775%

	First	Next	Over
	$500 million	$500 million	$1 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Leveraged Companies Fund	0.750%	0.725%	0.700%

A-1

	First	Next	Over
	$3 billion	$3 billion	$6 billion
	of Aggregate	of Aggregate	of Aggregate
Fund	Net Assets	Net Assets	Net Assets
John Hancock Rainier Growth Fund[1]	0.750%	0.725%	0.700%

[1]	For purposes of determining Aggregate Net Assets, the net assets of the Growth Equity Trust, a series of John Hancock Trust, and the John Hancock Rainier Growth Fund, a series of John Hancock Funds III are included.

	First	Over
	$1 billion	$1 billion
Fund	of Net Assets	of Net Assets
John Hancock Small Cap Opportunities Fund	0.900%	0.850%

	First	Next	Excess over
	$500 million	$500 million	$1 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Small Company Fund	0.900%	0.850%	0.800%

	First	Next	Excess over	Excess over
	$500 million	$500 million	$1 billion	$1.5 billion
Fund	of Net Assets	of Net Assets	of Net Assets	of Net Assets
John Hancock Strategic Growth Fund	0.725%	0.700%	0.675%	0.650%

A-2

John Hancock International Allocation Portfolio
(the “Fund”)
The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Fund, a fee as follows (the “Adviser Fee”).
The Adviser Fee has two components: (a) a fee on assets invested in funds of John Hancock Funds II and John Hancock Funds III (“Fund Assets”) and (b) a fee on assets not invested in Fund Assets (“Other Assets”).
The fee on Fund Assets is stated as an annual percentage of the current value of the net assets of the Fund determined in accordance with the following schedule and that rate is applied to the Fund Assets of the Fund.
Fee Table for Fund Assets

First	Excess over
$500 million	$500 million
of Net Assets	of Net Assets
0.050%	0.040%
The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the Fund determined in accordance with the following schedule and that rate is applied to the Other Assets of the Fund.
Fee Table for Other Assets

First	Excess over
$500 million	$500 million
of Net Assets	of Net Assets
0.500%	0.490%
     For purposes of determining Net Assets of the Fund and calculating the fee on Fund Assets and the fee on Other Assets, the net assets of the Fund, the net assets of the Fund invested in Funds Assets and the net assets of the Fund invested in Other Assets are determined as of the close of business on the previous business day of the Trust.
     The fee on Fund Assets for the Fund shall be based on the applicable annual Fund Assets fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Funds Assets to the applicable portion of Net Assets of Fund divided by (ii) Net Assets of Fund (the “Applicable Annual Affiliated Funds Fee Rate”).
     The fee on Other Assets for the Fund shall be based on the applicable annual Other Assets fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the Fund divided by (ii) Net Assets of the Fund (the “Applicable Annual Other Assets Fee Rate”).

A-3